UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          January 28, 2005

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Witmer Road, Horsham, Pennsylvania		19044

(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

          On January 28, 2005, Neose Technologies, Inc. (“Neose” or the “Company”) entered into a supply and option agreement (the “Agreement”) with BioGeneriX AG (“BioGeneriX”), a company of the ratiopharm Group, that provides for BioGeneriX to make a payment to Neose and to supply an undisclosed protein for research purposes.  The Agreement also grants BioGeneriX an exclusive option to enter into a pre-negotiated research, license and option agreement (the “License Agreement”) for the use of Neose’s enzymatic technologies to develop a long-acting version of a currently marketed therapeutic protein.  The Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2005, with portions omitted and filed separately with the Secretary of the Securities and Exchange Commission pursuant to a request for confidential treatment.

          Under the Agreement, BioGeneriX and Neose will commence a three-month research period, BioGeneriX will make a non-refundable payment to Neose, and BioGeneriX will supply a quantity of the undisclosed protein for research purposes.  During the research period, BioGeneriX has an exclusive option to enter into the License Agreement. If BioGeneriX exercises the option, Neose would receive an additional non-refundable payment as well as research payments, and could receive milestone payments totaling up to $61.5 million, as well as royalties on product sales.  The License Agreement contemplates that Neose would conduct research on behalf of BioGeneriX for approximately 12 months and grants to BioGeneriX the right to obtain an exclusive, worldwide license, upon specified terms, to use Neose’s enzymatic technologies to develop and commercialize a long-acting version of the undisclosed therapeutic protein that is the target of the research.  If BioGeneriX exercises its option to this license: BioGeneriX will be responsible for the further development and commercialization of the target protein; if requested by BioGeneriX, Neose will provide, and be fully reimbursed for, any required technical assistance; and Neose will be entitled to milestones, royalties and supplies of some reagents from BioGeneriX, all as provided in the Agreement.

          Neose and BioGeneriX also are collaborating on the development and commercialization of a long-acting granulocyte colony stimulating factor, under a separate agreement, which was entered into on April 20, 2004 (the “G-CSF Agreement”).  The G-CSF Agreement was filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, with portions omitted in accordance with a confidential treatment order issued by the Securities and Exchange Commission.

          The Company does not have any material relationship with BioGeneriX or the ratiopharm Group or their respective affiliates other than as set forth in the Agreement and the G-CSF Agreement.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this report regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section entitled “Factors Affecting the Company’s Prospects” in our Annual Report on Form 10-K for the year ended December 31, 2003 and discussions of potential risks and uncertainties in Neose’s subsequent filings with the SEC.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: January 28, 2005	By:	/s/ C. BOYD CLARKE

C. Boyd Clarke
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 28, 2005